Exhibit 10.7


MASTER LEASE AGREEMENT NUMBER 4406
LESSEE:  QUINTEK TECHNOLOGIES, INC.

                       CONTINUING EQUIPMENT LEASE GUARANTY

                                   INDIVIDUAL

The above-referenced lessee (the "Lessee") has requested that VENCORE SOLUTIONS LLC (the "Lessor") lease certain equipment (the "Equipment") to Lessee under the above-referenced Master Lease Agreement. Lessor and Lessee intend to enter into one or more Lease Schedules, which shall incorporate any Master Lease Terms Addenda attached thereto (the "Leases") under the Master Lease Agreement.

As Guarantor, I acknowledge that I have read and understand the Master Lease Agreement, and that I understand that my obligations under this Guaranty extend to each and every one of the Leases entered into between Lessor and Lessee.

For good and valuable consideration, I, as primary obligor, absolutely and unconditionally guarantee full performance by Lessee, when due, all of Lessee's present and future obligations under the Leases. In the event that any amount remains due, owing and unpaid by Lessee under the Leases, or becomes due and owing under the Leases as a result of acceleration or otherwise, I unconditionally promise to pay Lessor those amounts up to a maximum amount of Two Hundred Forty Thousand Dollars and 00/100 ($240,000.00). I acknowledge that Lessor has made no representations to me as to the creditworthiness of Lessee. I waive any right to require Lessor to enter into the Leases with Lessee or to otherwise extend credit to Lessee.

My liability is limited to a maximum amount of $240,000.00 and my obligations are continuing until Lessee has made a minimum of Twelve (12) rental payments as agreed on all Lease Schedules in accordance with the terms and conditions of the lease agreement. This Guaranty will bind my estate as to indebtedness created both before and after my death or incapacity regardless of Lessor's actual notice of my death or incapacity. This Guaranty will remain in full force and Lessor may rely on it, until I deliver to Lessor written notice of termination. The termination will not affect any of the liabilities existing prior to Lessor's receipt of the notice.

Fluctuations may occur in the aggregate amount of my liability under this Guaranty. Lessor may enter into additional Leases with Lessee without notice to me. I have established adequate means of obtaining information regarding Lessee's financial condition on a continuing basis. I agree to keep adequately informed of all facts, events, or circumstances relating to Lessee, which might in any way affect my risks under this Guaranty. Absent a request for information, Lessor has no obligation to disclose to me any information or documents acquired by Lessor in the course of its relationship with Lessee. The reduction in the amount of my liability under this Guaranty, even to no/100 dollars ($0.00), will not terminate this Guaranty.

I have an interest, financial or otherwise, in Lessee. Lessee and I will benefit from the lease of the Equipment. This Guaranty is executed at Lessee's request. I give this Guaranty to secure all of Lessee's obligations under the Leases, and to induce Lessor to lease the Equipment to Lessee. Lessor will rely on this Guaranty when entering the Leases. My obligations to Lessor are independent of the obligations of Lessee under the Leases, and separate claim may be made against me even if a claim is not made against Lessee. Lessor and / or its assigns may at any time investigate my creditworthiness using all available means.

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I WAIVE (1) ANY RIGHT TO REQUIRE LESSOR TO PURSUE A PARTICULAR  REMEDY,  AND THE
BENEFIT OF ANY "ONE ACTION" OR "ANTI-DEFICIENCY" LAWS AND OTHER LAWS WHICH MAY PREVENT LESSOR FROM BRINGING AN ACTION, INCLUDING A CLAIM FOR DEFICIENCY, BEFORE OR AFTER LESSOR'S COMMENCEMENT OR COMPLETION OF ANY TYPE OF FORECLOSURE ACTION;
(2) NOTICE OR PRESENTMENT; (3) ANY CLAIMS ARISING OUT OF LESSOR'S ELECTION OF REMEDIES THAT MAY AFFECT MY RIGHT OF REIMBURSEMENT FROM LESSEE; (4) ANY DISABILITY OR DEFENSE OF LESSEE; (5) THE BENEFIT OF ANY STATUTE OF LIMITATIONS; AND (6) ANY DEFENSES GIVEN TO GUARANTORS AT LAW OR IN EQUITY OTHER THAN ACTUAL PAYMENT.

IF LESSEE IS OR BECOMES INSOLVENT, I RELINQUISH IN FAVOR OF LESSOR AND LESSEE ANY CLAIM OR RIGHT TO PAYMENT I MAY NOW HAVE OR SUBSEQUENTLY HAVE AGAINST LESSEE, BY SUBROGATION OR OTHERWISE, SO THAT I WILL NOT AT ANY TIME BE A CREDITOR OF LESSEE AS CONTEMPLATED BY 11 USC SECTION 547(b). REGARDLESS OF WHETHER LESSEE BECOMES INSOLVENT, I AGREE THAT LESSEE'S OBLIGATIONS UNDER THE LEASES WILL BE PRIOR TO ANY CLAIM THAT I MAY HAVE AGAINST LESSEE OR ANOTHER GUARANTOR. I EXPRESSLY SUBORDINATE ANY CLAIM I MAY HAVE AGAINST LESSEE OR ANOTHER GUARANTOR TO ANY CLAIM LESSOR MAY HAVE AGAINST LESSEE OR ANOTHER GUARANTOR.

I authorize Lessor from time to time to compromise, renew, alter, extend, accelerate, or otherwise change the terms of the Leases. Lessor may assign this Guaranty in whole or in part. I will not dispose of substantially all of my assets without Lessor's written consent. If more than one guarantor executes this Guaranty, our obligations under this Guaranty are joint and several, and Lessor may deal with any of us in any manner it chooses. This Guaranty will bind my successors and assigns, and will inure to the benefit of Lessor's successors and assigns. I waive notice of assignment. I will not assign my obligations under this Guaranty without prior written consent from Lessor. To the extent that the Leases and other related documents were signed prior to the execution of this Guaranty, their execution contemplated this Guaranty. In the event Lessor sues to enforce this Guaranty, the prevailing party will be entitled to recover a reasonable sum for legal fees and expenses with or without trial and/or on appeal, together with all sums allowed by law.

The singular used in this Guaranty includes the plural, and the plural includes the singular. References to the masculine, feminine and the neuter are interchangeable, as the context requires.

THIS GUARANTY HAS BEEN DELIVERED TO LESSOR AND IF ACCEPTED WILL BE ACCEPTED BY LESSOR IN THE STATE OF OREGON AND WILL BE CONSTRUED UNDER OREGON LAWS. ANY AND
ALL SUITS OR ACTIONS TO ENFORCE THIS GUARANTY OR FOR ITS BREACH MUST BE INSTITUTED AND MAINTAINED IN MULTNOMAH COUNTY, OREGON. At lessor's sole discretion, any suit or other action may also be brought in any other court in the state of lessee's principal business location. i hereby waive any objection relating to improper venue or forum non-conveniens. i expressly waive any right to trial by jury so that trial shall be by and only to the court.

If the court finds any  provision of this  Guaranty  unenforceable,  the finding
will  not  make  the  provision   unenforceable  as  to  any  other  persons  or
circumstances, and all of the other provisions will remain valid and enforceable. I consent to the use of original or facsimile copies of Lease Schedules, along with an original, facsimile or photocopy of the Master Lease Agreement, and facsimile or photocopies of the related documents (including this Guaranty), for all purposes, including but not limited to, evidence in litigation or any other judicial proceeding.

I have read and understand all of the provisions of this Guaranty, and I agree to its terms. This Guaranty is effective upon my execution and delivery of it to Lessor, without formal acceptance by Lessor.


Executed this 20th day of August, 2004.

                                   GUARANTOR:


X  /s/ ROBERT HAAG                 X /s/ ZUBAIR M. KAZI
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WITNESS SIGNATURE                  SIGNATURE

X Robert Haag                      ZUBAIR M. KAZI
------------------------------     -------------------------------
PRINT NAME OF WITNESS              PRINT NAME OF GUARANTOR




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